Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT

Name	State or Other Jurisdiction of Incorporation or Organization
Dave & Buster’s I, L.P.	Texas
Dave & Buster’s, Inc.	Missouri
Dave & Buster’s Holdings, Inc.	Delaware
Dave & Buster’s Invesco LLC	Texas
Dave & Buster’s Management Corporation, Inc.	Delaware
Dave & Buster’s ProCo LLC	Texas
Dave & Buster’s of Alabama, Inc.	Delaware
Dave & Buster’s of Alaska, Inc.	Delaware
Dave & Buster’s of Arkansas, LLC	Delaware
Dave & Buster’s of California, Inc.	California
Dave & Buster’s of Connecticut, LLC	Delaware
Dave & Buster’s of Colorado, Inc.	Colorado
Dave & Buster’s of Florida, LP	Florida
Dave & Buster’s of Georgia, LLC	Georgia
Dave & Buster’s of Hawaii, Inc.	Hawaii
Dave & Buster’s of Idaho, LLC	Delaware
Dave & Buster’s of Illinois, Inc.	Illinois
Dave & Buster’s of Indiana, LLC	Indiana
Dave & Buster’s of Iowa, LLC	Delaware
Dave & Buster’s of Kansas, LLC	Kansas
Dave & Buster’s of Kentucky, LLC	Delaware
Dave & Buster’s of Louisiana, Inc.	Delaware
Dave & Buster’s of Maryland, Inc.	Maryland
Dave & Buster’s of Massachusetts, LLC	Massachusetts
Dave & Buster’s of Nebraska, Inc.	Nebraska
Dave & Buster’s of Nevada, LLC	Delaware
Dave & Buster’s of New Hampshire, LLC	Delaware
Dave & Buster’s of New Jersey, Inc.	Delaware
Dave & Buster’s of New Mexico, LLC	Delaware
Dave & Buster’s of New York, Inc.	New York
Dave & Buster’s of Oklahoma, Inc.	Oklahoma
Dave & Buster’s of Oregon, LLC	Oregon
Dave & Buster’s of Pennsylvania, Inc.	Pennsylvania
Dave & Buster’s of Pittsburgh, Inc.	Pennsylvania
Dave & Buster’s of Puerto Rico, Inc.	Delaware
Dave & Buster’s of South Carolina, LLC	Delaware
Dave & Buster’s of South Dakota, LLC	Delaware
Dave & Buster’s of Utah, LLC	Delaware
Dave & Buster’s of Virginia, LLC	Virginia
Dave & Buster’s of Washington, Inc.	Washington
Dave & Buster’s of Wisconsin, Inc.	Wisconsin
D&B Delco, LLC	Delaware
D&B Leasing, Inc.	Texas
D&B Marketing Company, LLC	Virginia
DANDB Texas, Inc.	Texas
Tango Acquisition, Inc.	Delaware
Tango License Corporation	Delaware
Tango of Arizona, Inc.	Delaware
Tango of Arundel, Inc.	Delaware

Tango of Farmingdale, Inc.	Delaware
Tango of Franklin, LLC	Delaware
Tango of Houston, LLC	Delaware
Tango of North Carolina, Inc.	Delaware
Tango of Tennessee, Inc.	Delaware
Tango of Westbury, LLC	Delaware
6131646 Canada, Inc.	Canada
Ardent Leisure US Holding, Inc.	Delaware
ME HoldCo, Inc.	Delaware
Main Event Kansas, LLC	Kansas
Main Event Florida, Inc.	Florida
Main Event Maryland, LLC	Maryland
Main Event Louisiana, Inc.	Louisiana
ME Acquisition, Inc.	Delaware
Main Event SE, Inc.	Florida